                                                               Exhibit 10.13

                                  CONFIDENTIAL TREATMENT HAS BEEN SOUGHT FOR
                             PORTIONS OF THIS EXHIBIT PURSUANT TO RULE 24B-2
                       UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED


                                                              EXECUTION COPY


                                LICENSE AGREEMENT


                                     BETWEEN


                           PHOTOGEN TECHNOLOGIES, INC.


                                       AND


                               PHOTOGEN NEWCO LTD.

                               TABLE OF CONTENTS

1.       DEFINITIONS

2.       ELAN LICENSE TO NEWCO

3.       INTELLECTUAL PROPERTY

4.       [****]/AFTER ACQUIRED TECHNOLOGY

5.       FINANCIAL PROVISIONS

6.       RIGHT OF INSPECTION AND AUDIT

7.       REPRESENTATIONS AND WARRANTIES

8.       TERM AND TERMINATION

9.       CONFIDENTIAL INFORMATION

10.      GOVERNING LAW AND ARBITRATION

11.      IMPOSSIBILITY OF PERFORMANCE - FORCE MAJEURE

12.      ASSIGNMENT

13.      NOTICES

14.      MISCELLANEOUS

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[****]   REPRESENTS MATERIAL WHICH HAS BEEN REDACTED PURSUANT TO A REQUEST
         FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

THIS AGREEMENT made this 20th October 1999

BETWEEN:

(1) PHOTOGEN TECHNOLOGIES, INC., a corporation duly incorporated and validly existing under the laws of Nevada and having its principal place of business at 7327 Oak Ridge, Knoxville, TN. 37931, United States of America; and

(2) PHOTOGEN NEWCO, LTD., an exempted limited liability company incorporated under the laws of Bermuda and having its registered office at Clarendon House, 2 Church Street, Hamilton, Bermuda ("NEWCO"); and

(3) ELAN PHARMA INTERNATIONAL LIMITED incorporated under the laws of Ireland, and having its registered office at WIL House, Shannon Business Park, Shannon, County Clare, Ireland ("EPIL").

RECITALS:

A. Simultaneously herewith, Photogen, Elan, EIS, and Newco are entering into the JDOA for the purpose of recording the terms and conditions of the joint venture and of regulating their relationship with each other and certain aspects of the affairs of, and their dealings with Newco.

B. Newco desires to enter into this Agreement with Photogen so as to permit Newco to utilize the Photogen Intellectual Property in making, having made, importing, using, offering for sale and selling the Products in the Field in the Territory.

C. Simultaneously herewith Newco and Elan are entering into the Elan License Agreement relating to Newco's use of the Elan Intellectual Property.

1        DEFINITIONS

1.1      In this Agreement unless the context otherwise requires:

         "AFFILIATE" shall mean any corporation or entity controlling, controlled or under the common control of Elan or Photogen, as the case may be. For the purpose of this definition, "control" shall mean direct or indirect ownership of fifty percent (50%) or more of the stock or shares entitled to vote for the election of directors. Newco is not an Affiliate of Photogen, Elan or EIS.

         "AGREEMENT" shall mean this license agreement (which expression shall be deemed to include the Recitals and Schedules hereto).

         "ALLIANCE" shall mean Alliance Pharmaceutical Corp., whose principal place of business is at 3040 Science Park Road, San Diego, California.

         "ALLIANCE AGREEMENT" shall mean the Agreement dated 9 August 1999, between Alliance, Photogen and Dr. Gerald Wolf ("DR WOLF"), which agreement, inter alia, assigned the Method Patents from Alliance and Dr. Wolf to Photogen.

         "[****]"

         "[****]"

         "BUSINESS PLAN" shall have the meaning, as such term is defined in the JDOA.

         "COMPOUNDS" shall mean the [****].

         "CONFIDENTIAL INFORMATION" shall have the meaning, as such term is defined in Clause 9.

         "CONTROL" shall mean the ability to grant a license or sublicense as contemplated herein without violating the terms of any agreement with any third party.

         "DEFINITIVE DOCUMENTS" shall mean the definitive agreements relating to the transaction between the Parties and Elan including finance, stock purchase, research and license agreements.

         "ELAN " shall mean EPIL (a wholly owned subsidiary of Elan Corporation, Plc., which owns the Nanocrystal-TM- technology formerly Controlled by NanoSystems LLC, formerly a subsidiary of the Eastman Kodak Company) and Affiliates and subsidiaries of Elan Corporation, Plc. within the division of Elan Corporation, Plc. carrying on business as Elan Pharmaceutical Technologies but shall not include Affiliates and subsidiaries (present or future) of Elan Corporation Plc within the division of Elan Corporation, Plc carrying on business as Elan Pharmaceuticals which incorporates, inter alia, Targon Corporation, Athena Neurosciences, Inc., Elan Pharmaceuticals, Inc., Elan Diagnostics, Carnrick Laboratories, and Elan Europe Limited.

         "EIS" shall mean Elan International Services, Limited, an exempted limited liability company incorporated under the laws of Bermuda and having its registered office at Clarendon House, 2 Church Street, Hamilton, Bermuda and a subsidiary of Elan.

         "EFFECTIVE DATE" shall mean the date of this Agreement.

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[****]   REPRESENTS MATERIAL WHICH HAS BEEN REDACTED PURSUANT TO A REQUEST
         FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

     EXCHANGE ACT OF 1934, AS AMENDED.

         "ELAN INTELLECTUAL PROPERTY" shall mean the Elan Know-How, the Elan Patents and the Elan Improvements, as such terms are defined in the Elan License Agreement.

         "ELAN LICENSE" shall have the meaning set forth in Clause 2.1 of the Elan License Agreement.

         "ELAN LICENSE AGREEMENT" shall mean that certain license agreement, of even date herewith, entered into between EPIL and Newco.

         "ELAN PATENTS" shall have the meaning as such term is defined in the Elan License Agreement.

         "FIELD" shall mean the research, development, manufacture and commercialization of nanoparticulate x-ray, CT, and/or MRI diagnostic imaging agents using radio-opaque molecules containing Iodine that passively target to lymphnodes involved in a disease state following parenteral administration to a mammal to locate, diagnose and/or treat cancer and/or other diseases.

         For the avoidance of doubt, the Field does not include:

         (iv) active targeting agents, including but not limited to monoclonal antibodies, short-chain antibodies or any other active targeting agents including protein, peptide or peptidomimetic targeting agents; or

         (ii)     ultrasound diagnostic imaging agents.

         "GENERAL NYCOMED AGREEMENT" shall mean the License Agreement dated 30 September, 1999 between The General Hospital Corporation (acting, inter alia, as agent for Nycomed) and Photogen which agreement licenses, inter alia, certain rights with respect to the Compounds [****] and [****] to Photogen.

         "GENERAL NYCOMED PATENTS" shall mean the patents included in the GenNyc Intellectual Property.

         "GENNYC INTELLECTUAL PROPERTY" shall mean all the rights to and under the General Patent Rights, the Joint Patent Rights and the [****] Patent Rights (as those terms are defined in the General Nycomed Agreement) which were licensed to Photogen pursuant to the General Nycomed Agreement.

         The primary examples of GenNyc Intellectual Property existing as of the Effective Date are set forth on Schedule 2, which listing is not necessarily exhaustive.

----------------

[****] REPRESENTS MATERIAL WHICH HAS BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

         "IN-LICENSE AGREEMENTS" shall mean collectively the General Nycomed Agreement and the Alliance Agreement.

         "JDOA" shall mean that certain joint development and operating agreement, of even date herewith, by and between Elan, Photogen, EIS and Newco.

         "KNOW-HOW" shall mean information and know-how, whether patentable or not, including but not limited to any and all discoveries, inventions, substances, data, techniques, processes, systems, formulations, designs and commercial information relating to design, development, manufacture, assembly, use or sale.

         "LICENSED TECHNOLOGIES" shall mean the Elan Intellectual Property, the Photogen Intellectual Property and the GenNyc Intellectual Property.

         "LICENSES" shall mean the Elan License, the Photogen License and the General Nycomed Sublicense.

         "MANAGEMENT COMMITTEE" shall have the meaning, as such term is defined in the JDOA.

         "METHOD PATENTS" shall mean the patent family that contains the [****] Patent, the [****] Patent, [****] and others as described in Exhibit B of the Alliance Agreement.

         "NEWCO INTELLECTUAL PROPERTY" shall mean all Patent Rights and Know-How and other intellectual property arising pursuant to the Project by any person, that does not constitute Elan Intellectual Property or Photogen Intellectual Property and any technology licensed or acquired by Newco from a third party.

         For avoidance of doubt, Newco Intellectual Property includes that portion of all improvements developed pursuant to the Project relating solely and specifically to Product(s).

         "NEWCO PATENTS" shall mean any and all Patent Rights now existing, currently pending or hereafter filed or obtained relating to the Newco Intellectual Property.

         "NYCOMED" shall mean Nycomed Imaging AS doing business as Nycomed Amersham, whose principal place of business is at 101 Carnegie Center, Princeton, NJ 08540, USA.

         "PARTY" shall mean Photogen or Newco, as the case may be, and "PARTIES" shall mean Photogen and Newco.

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

[****] REPRESENTS MATERIAL WHICH HAS BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

         "PATENT RIGHTS" shall mean any and all patents and patent applications, including all divisonals, continuations, continuations-in-part, extensions, patents-of-additions, re-examinations, re-issues, supplementary protection certificates and foreign counterparts of such patents and patent applications and any patents issuing thereon and extensions thereon.

         "PHOTOGEN" shall mean Photogen Technologies, Inc. and its Affiliates, excluding Newco.

         "PHOTOGEN INTELLECTUAL PROPERTY" shall mean the Photogen Know-How, the Photogen Patents and the Photogen Improvements.

         "PHOTOGEN KNOW-HOW" shall mean any and all rights owned, licensed or Controlled by Photogen to Know-How other than Know-How included in the GenNyc Intellectual Property, relating to medical diagnostic imaging agents, methods of treatment using medical diagnostic imaging agents and related compositions.

         The primary examples of the Photogen Know-How existing as of the Effective Date are set forth on Schedule 1 attached hereto, which listing is not necessarily exhaustive, and includes Know-How owned, licensed or Controlled by Photogen related to the Method Patents.

         "PHOTOGEN LICENSE" shall have the meaning set forth in Clause 2.1.

         "PHOTOGEN PATENTS" shall mean any and all Patent Rights owned or Controlled by Photogen other than Patent Rights included in the GenNyc Intellectual Property, now existing, currently pending or hereafter filed by Photogen relating to nanoparticulate medical diagnostic imaging agents including medical diagnostic imaging agents, methods of treatment using medical diagnostic imaging agents and related compositions.

         The primary examples of Photogen Patents existing as of the Effective Date are set forth on Schedule 1 attached hereto, which listing is not necessarily exhaustive, and includes the Method Patents.

         "PHOTOGEN IMPROVEMENTS" shall mean improvements relating to the Photogen Patents and/or the Photogen Know-How, developed (i) by Photogen not pursuant to the Project, (ii) by Photogen pursuant to the Project except for that portion of improvements relating solely and specifically to Product(s) (iii) by Newco or Elan or by a third party (under contract with Newco) pursuant to the Project except for that portion of improvements relating solely and specifically to Product(s), and/or (iv) jointly by any combination of Photogen, Elan or Newco pursuant to the Project except for that portion of improvements relating solely and specifically to Product(s), except as limited by agreements with unaffiliated third parties.

         Subject to third party agreements with unaffiliated third parties, Photogen Improvements shall constitute part of Photogen Intellectual Property and be included in the license of the Photogen Intellectual Property pursuant to Clause 2.1 solely for the purposes set forth therein. If the inclusion of a Photogen Improvement in the license of Photogen Intellectual Property is restricted or limited by a third party agreement, Photogen shall use reasonable commercial efforts to minimize any such restriction or limitation.

         "PRODUCT" shall mean a formulation containing one or more x-ray, CT, and/or MRI Compounds in nanoparticulate form developed by or on behalf of Newco pursuant to the Project.

         "PHOTOGEN TRADEMARK(S)" shall mean one or more trademarks, trade names, or service marks that are owned or licensed by or on behalf of Photogen which Photogen may nominate and approve in writing from time to time and Newco may accept for use in connection with the sale or promotion of the Products by Newco

         "PROJECT" shall mean all activities as undertaken by Elan, Photogen and Newco in order to develop the Products.

         "R&D COMMITTEE" shall have the meaning, as such term is defined in the JDOA.

         "R&D PLAN" shall have the meaning, as such term is defined in the JDOA.

         "R&D PROGRAM" shall mean any research and development program commenced by Newco pursuant to the Project.

         "TERM" shall have the meaning set forth in Clause 8.

         "TERRITORY" shall mean all the countries of the world.

         "UNITED STATES DOLLAR" and "US$" shall mean the lawful currency for the time being of the United States of America.

1.2      In this Agreement:

         1.2.1 The singular includes the plural and vice versa, and the masculine includes the feminine and vice versa and the neuter includes the masculine and the feminine.

         1.2.2 Any reference to a Clause or Schedule shall, unless otherwise specifically provided, be to a Clause or Schedule of this Agreement.

         1.2.3 The headings of this Agreement are for ease of reference only and shall not affect its construction or interpretation.

2.       PHOTOGEN LICENSE TO NEWCO

2.1 Photogen hereby grants to Newco for the Term an [****] license (including the right to grant sublicenses under Clause 2.7) (the "PHOTOGEN LICENSE") of the Photogen Intellectual Property solely in the Field to make, have made, import, use, offer for sale and sell the Products in the Field in the Territory.

2.2 Photogen hereby grants to Newco for the Term an [****] sublicense (including the right to grant sublicenses under Clause 2.7) (the "GENERAL NYCOMED SUBLICENSE") of all Photogen's rights to the GenNyc Intellectual Property solely in the Field solely to make, have made, import, use, offer for sale and sell the Products in the Field in the Territory.

2.3 Save only the specific royalty obligations of Photogen to Nycomed under Clause 5.1(c) and Clause 5.1(d) of the General Nycomed Agreement in respect of Newco's sales of Products as a "SUB-LICENSEE" as defined in the General Nycomed Agreement for which Newco will be responsible, Photogen shall be responsible for payments related to the financial provisions and obligations of any third party agreement with respect to the Photogen Intellectual Property to which it is a party on the Effective Date (including amendments thereto) (the "PHOTOGEN EFFECTIVE DATE AGREEMENTS"), including without limitation, any royalty or other compensation obligations triggered thereunder on the Effective Date, or triggered thereunder after the Effective Date.

         For the avoidance of doubt, royalties, milestones or other payments which arise from the process of the commercialization or exploitation of products under the Photogen Effective Date Agreements (for example, a milestone payment payable upon successful completion of Phase II clinical trials, the filing of an NDA application, obtaining NDA approval, or first commercial sale) shall be payments for which Photogen will be responsible under this Clause 2.3.

2.4 To the extent royalty or other compensation obligations that are payable to third parties with respect to the Photogen Intellectual Property would be triggered after the Effective Date under any third party agreement entered into by Photogen after the Effective Date (the "PHOTOGEN POST-EFFECTIVE DATE AGREEMENTS"), by a proposed use of such Photogen Intellectual Property in connection with the Project, Photogen will inform Newco of such royalty or compensation obligations. [****]

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[****]   REPRESENTS MATERIAL WHICH HAS BEEN REDACTED PURSUANT TO A REQUEST
         FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

         For the avoidance of doubt, royalties, milestones or other payments which arise from the process of the commercialization or exploitation of products under the Photogen Post-Effective Date Agreements (for example, a milestone payment payable upon successful completion of Phase II clinical trials, the filing of an NDA application, obtaining NDA approval, or first commercial sale) shall be payments for which Newco will be responsible under this Clause 2.4.

2.5 Elan shall be a third party beneficiary under this Agreement and shall have the right to cause Newco to enforce Newco's rights under this Agreement against Photogen.

2.6 Notwithstanding anything contained in this Agreement to the contrary, Photogen shall have the right outside the Field and subject to the non-competition provisions of Clause 4 to exploit and grant licenses and sublicenses of the Photogen Intellectual Property. For the avoidance of doubt, Newco shall have no right to use the Photogen Intellectual Property outside the Field.

2.7 Newco shall not be permitted to assign or sublicense any of its rights under the Photogen Intellectual Property without the prior written consents of Photogen and Elan, which consents shall not be unreasonably withheld or delayed.

2.8 Any agreement between Newco and any permitted third party for the development or exploitation of the Photogen Intellectual Property shall require such third party to maintain the confidentiality of all information concerning the Photogen Intellectual Property.

Insofar as the obligations owed by Newco to Photogen are concerned, Newco shall remain responsible for all acts and omissions of any permitted sub-licensee, including Elan, as if they were acts and omissions by Newco.

3        INTELLECTUAL PROPERTY

3.1      OWNERSHIP OF INTELLECTUAL PROPERTY:

         3.1.1 Newco shall own the Newco Intellectual Property.

         3.1.2 Photogen shall own the Photogen Intellectual Property.

3.2      TRADEMARKS:

         3.2.1 Photogen hereby grants to Newco for the Term a [****] license in the Territory to

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[****]   REPRESENTS MATERIAL WHICH HAS BEEN REDACTED PURSUANT TO A REQUEST
         FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER

         THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                  use and display the Photogen Trademarks to promote, offer for sale and sell the Products in the Field in the Territory and the following provisions shall apply as regards the use of the Photogen Trademarks by Newco hereunder:

                  (1) Newco shall ensure that each reference to and use of a Photogen Trademark by Newco is in a manner approved by Photogen and accompanied by an acknowledgement, in a form approved by Photogen, that the same is a trademark (or registered trademark) of Photogen.

                           From time to time, upon the reasonable request of Photogen, Newco shall submit samples of the Product to Photogen or its duly appointed agent to ensure compliance with quality standards and specifications. Photogen, or its duly appointed agent, shall have the right to inspect the premises of Newco where the Product is manufactured, held or stored, and Newco shall permit such inspection, upon advance notice at any reasonable time, of the methods and procedures used in the manufacture, storage and sale of the Product. Newco shall not sell or otherwise dispose of any Product under the Photogen Trademarks that fails to comply with the quality standards and specifications referred to in this Clause 3.2, as determined by Photogen.

                  (2) Newco shall not use an Photogen Trademark in any way which might materially prejudice its distinctiveness or validity or the goodwill of Photogen therein.

                  (3) The parties recognize that the Photogen Trademarks have considerable goodwill associated therewith. Newco shall not use in relation to the Products any trademarks other than the Photogen Trademarks (except the Photogen Trademarks (as defined in the Photogen License Agreement) licensed to Newco under the Photogen License Agreement) without obtaining the prior consent in writing of Photogen, which consent may not be unreasonably withheld. However, such use must not conflict with the use and display of the Photogen Trademark and such use and display must be approved by Photogen.

                  (4) Newco shall not use in the Territory any trademarks or trade names so resembling the Photogen Trademark as to be likely to cause confusion or deception.

                  (5) Newco shall promptly notify Photogen in writing of any alleged infringement or unauthorised use of which it becomes aware by a third party of the Photogen Trademarks and provide Photogen with any applicable evidence of infringement or unauthorised use.

                  (6) Newco shall favourably consider promoting and using the Photogen

                           Trademarks in each country of the Territory and provide proof of such use upon request by Photogen.

                  (7) Newco shall not be permitted to assign or sublicense any of its rights under the Photogen Trademarks without the prior written consent of Photogen, which consent shall not be unreasonably withheld or delayed.

         3.2.2 Photogen shall, [****], file and prosecute applications to register and maintain registrations of the Photogen Trademarks in the Territory. Newco shall reasonably co-operate with Photogen in such efforts. In the event Photogen decides not to file or prosecute such Photogen Trademark, Newco may request Photogen to do the same at Newco's expense, and Photogen shall file or prosecute such Photogen Trademark at Newco's request and expense unless Photogen believes such action is without merit.

         3.2.3 Photogen will be entitled to conduct all enforcement proceedings relating to the Photogen Trademarks and shall at its [****] discretion decide what action, if any, to take in respect to any enforcement proceedings of the Photogen Trademarks or any other claim or counter-claim brought in respect to the use or registration of the Photogen Trademarks. Any such proceedings shall be conducted at Photogen's [****] and for its own benefit. Newco and Elan shall reasonably cooperate with Photogen in such efforts. In the event Photogen decides not to engage in enforcement proceedings of the Photogen Trademarks Newco may request Photogen to do the same at Newco's expense unless Photogen believes the basis for such enforcement proceedings is without merit. In such a case, Photogen shall have the sole discretion not to engage in any such enforcement proceedings.

         3.2.4 Newco shall promptly notify Photogen in writing in the event that any Photogen Trademark has been challenged by a third party in a judicial or administrative proceeding in a country in the Territory as infringing on the rights of a third party and Photogen shall have the first right to decide whether or not to defend such allegations, or to adopt an alternative mark, or allow Newco to adopt an alternative mark. If Photogen decides not to defend the Photogen Trademark, then Newco may request Photogen to defend the Photogen Trademark, at Newco's expense, unless such requested defense is believed by Photogen to be unsubstantiated and without merit. In such a case, Photogen may elect not initiate defence proceedings.

         3.2.5 Save where Newco adopts its own mark under Clause 3.2.4, Newco will have no ownership rights in respect of the Photogen Trademarks or of the goodwill

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[****]   REPRESENTS MATERIAL WHICH HAS BEEN REDACTED PURSUANT TO A REQUEST
         FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE
         SECURITIES

         EXCHANGE ACT OF 1934, AS AMENDED.

                  associated therewith, and Newco hereby acknowledges that, except as expressly provided in this Agreement, it shall not acquire any rights in respect thereof and that all such rights and goodwill are, and will remain, vested in Photogen.

         3.2.6 Nothing in this Agreement shall be construed as a warranty on the part of Photogen regarding the Photogen Trademarks, including without limitation, that use of the Photogen Trademarks in the Territory will not infringe the rights of any third parties. Accordingly, Newco acknowledges and agrees that Photogen makes no such warranty.

         3.2.7 Photogen assumes no liability to Newco or to any third parties with respect to the quality, performance or characteristics of any of the goods manufactured or sold by Newco under the Photogen Trademarks pursuant to this Agreement.

          4       [****]/AFTER ACQUIRED TECHNOLOGY

4.1      [****]

         [****]

4.2 If, after the Effective Date, Photogen acquires know-how or patent rights relating to the Field, or acquires or merges with a third party entity that has know-how or patent rights relating to the Field, Photogen shall offer to license such know-how and patent rights to Newco (subject to existing contractual obligations), on [****] terms on an arm's length basis for a [****] period under the prevailing circumstances.

         If Newco determines that Newco should not acquire such license, Photogen shall be free to fully exploit such know-how and patent rights with the Photogen Intellectual Property then licensed to Newco, whether inside or outside the Field, and to grant to third parties licenses and sublicenses with respect thereto.

5        FINANCIAL PROVISIONS

5.1      MILESTONE PAYMENTS AND ROYALTIES:

         Prior to the commercialization of the Products, the Management Committee shall consider and if appropriate, determine reasonable royalties and milestone payments with respect to the commercialization of the Products by Newco that shall be payable by Newco to Elan and Photogen, and shared by Elan and Photogen [****] (whether common stock and/or preferred stock) in Newco.

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

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[****]   REPRESENTS MATERIAL WHICH HAS BEEN REDACTED PURSUANT TO A REQUEST
         FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

         At such time, the Management Committee will agree to an appropriate definition of "Net Sales" as such term is used in this Agreement.

5.2 Payment of any royalties pursuant to Clause 5.1 shall be made quarterly in arrears during each Financial Year within 30 days after the expiry of the calendar quarter. The method of payment shall be by wire transfer to an account specified by Photogen. Each payment made to Photogen shall be accompanied by a true accounting of all Products sold by Newco's permitted sublicensees, if any, during such quarter.

         Such accounting shall show, on a country-by-country and Product-by-Product basis, Net Sales (and the calculation thereof) and each calculation of royalties with respect thereto, including the calculation of all adjustments and currency conversions.

5.3 Newco shall maintain and keep clear, detailed, complete, accurate and separate records for a period of [****]:

         5.3.1 to enable any royalties on Net Sales that shall have accrued hereunder to be determined; and

         5.3.2 to enable any deductions made in the Net Sales calculation to be determined.

5.4 All payments due hereunder shall be made in United States Dollars. Payments due on Net Sales of any Product for each calendar quarter made in a currency other than United States Dollars shall first be calculated in the foreign currency and then converted to United States Dollars on the basis of the exchange rate in effect on the last working day for such quarter for the purchase of United States Dollars with such foreign currency quoted in the Wall Street Journal (or comparable publication if not quoted in the Wall Street Journal) with respect to the currency of the country of origin of such payment, determined by averaging the rates so quoted on each business day of such quarter.

5.5 If, at any time, legal restrictions in the Territory prevent the prompt payment when due of royalties or any portion thereof, the Parties shall meet to discuss suitable and reasonable alternative methods of paying Photogen the amount of such royalties. In the event that Newco is prevented from making any payment under this Agreement by virtue of the statutes, laws, codes or government regulations of the country from which the payment is to be made, then such payments may be paid by depositing them in the currency in which they accrue to Photogen's account in a bank acceptable to Photogen in the country the currency of which is involved or as otherwise agreed by the Parties.

5.6 Photogen and Newco agree to co-operate in all respects necessary to take advantage of any double taxation agreements or similar agreements as may, from time to time, be available.

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         FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER

         THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

5.7 Any taxes payable by Photogen on any payment made to Photogen pursuant to this Agreement shall be for the account of Photogen. If so required by applicable law, any payment made pursuant to this Agreement shall be made by Newco after deduction of the appropriate withholding tax, in which event the Parties shall co-operate to obtain the appropriate tax clearance as soon as is practicable. On receipt of such clearance, Newco shall forthwith arrange payment to Photogen of the amount so withheld.

6        RIGHT OF INSPECTION AND AUDIT

6.1 [****] during each Financial Year, or more often not to exceed quarterly as reasonably requested by Photogen, Newco shall permit Photogen or its duly authorised representatives, upon reasonable notice and at any reasonable time during normal business hours, to have access to inspect and audit the accounts and records of Newco and any other book, record, voucher, receipt or invoice relating to the calculation of the royalty payments on Net Sales submitted to Photogen.

         Any such inspection of Newco's records shall be at the expense of Photogen, except that if any such inspection reveals a deficiency in the amount of the royalty actually paid to Photogen hereunder in any Financial Year of [****]% or more of the amount of any royalty actually due to Photogen hereunder, then the expense of such inspection shall be borne [****] by Newco. Any amount of deficiency shall be paid promptly to Photogen by Newco.

         If such inspection reveals a surplus in the amount of royalties actually paid to Photogen by Newco, Photogen shall reimburse Newco the surplus within 15 days after determination.

6.2 In the event of any unresolved dispute regarding any alleged deficiency or overpayment of royalty payments hereunder, the matter will be referred to an independent firm of chartered or public accountants chosen by agreement of Elan and Photogen for a resolution of such dispute. Any decision by the said firm of chartered accountants shall be binding on the Parties.

7        REPRESENTATIONS AND WARRANTIES

7.1 Photogen represents and warrants to Newco and Elan as of the Effective Date, as set forth below:

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[****]   REPRESENTS MATERIAL WHICH HAS BEEN REDACTED PURSUANT TO A REQUEST
         FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER

         THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

         7.1.1 Photogen has the right to grant the Photogen License and the General Nycomed Sublicense;

         7.1.2 there are no agreements between Photogen and any third parties that conflict with the Photogen License and/or the General Nycomed Sublicense;

         7.1.3 to Photogen's knowledge, there is no agreement to which Photogen is a party, or otherwise, or by which it is bound that restricts the use by Newco of the Photogen License or the General Nycomed Sublicense;

         7.1.4 the patents and patent applications included in the Photogen Patents and, to Photogen's knowledge, the General Nycomed Patents, are free and clear of encumbrances and liens except for the lien on the Method Patents in favour of Imperial Bank which Alliance is obliged to discharge and remove pursuant to the Alliance Agreement and, if not released by the Effective Date, Photogen will use its continuing best efforts to procure that Alliance shall discharge its obligations to Imperial Bank and obtain all releases relevant hereto; and

         7.1.5 to the best of Photogen's knowledge, there are no proceedings or threatened proceedings or substantive grounds for proceedings against Photogen in connection with the Photogen Intellectual Property or, to Photogen's knowledge, the General Nycomed Sublicense in relation to the Field or, to Photogen's knowledge, against General Nycomed or Alliance in connection with the General Nycomed Sublicense or the Method Patents in relation to the Field;

         7.1.6 to Photogen's best knowledge there is no infringement by third parties of any Photogen Intellectual Property or, to Photogen's knowledge, the General Nycomed Patents;

         7.1.7 to Photogen' s knowledge, there is no patent of others which contains claims that they dominate the Photogen Patents or the General Nycomed Patents;

         7.1.8 to Photogen's knowledge, neither the Photogen Patents nor the General Nycomed Patents nor any products, methods, or other inventions related thereto interferes, infringes, misappropriates or conflicts with the intellectual property rights, contact or other rights of any third party;

         7.1.9 Photogen has paid all payments due to relevant third parties which have become payable on or prior to the date hereof relating to the Photogen Intellectual Property.

7.2 Photogen further agrees and represents and warrants to Newco and Elan as follows:

         7.2.1 as of the Effective Date, each of the In-License Agreements is valid and in full force and effect;

         7.2.2 as of the Effective Date, there are no existing or claimed defaults by Photogen, and to Photogen's best knowledge by any other party, under any of the In-License Agreements and no event, act or omission has occurred which (with or without notice, lapse of time or the happening or occurrence of any other event) would result in a default under the In-License Agreements by Photogen, or to Photogen's best knowledge by any other party except Alliance's obligation to Photogen to discharge the lien on the Method Patents as described in Clause 7.1.4;

         7.2.3 during the Term, Photogen will fully comply with all of the terms and conditions of the In-License Agreements. Photogen will enforce its rights under the In-License Agreements and Photogen will not assign its rights under the In-License Agreements; and

         7.2.4 during the Term, Photogen will keep Newco and Elan reasonably fully informed with respect to Photogen's transactions, arrangements and business under the In-License Agreements that relate to Newco and/or the transactions contemplated hereunder, and Photogen shall provide Newco and Elan with any written notices delivered by any party thereunder that relate to Newco and/or the transactions contemplated hereunder, or that may affect Newco;

         7.2.5 Photogen to warrant to Newco in identical terms to any and all warranties provided to Photogen in the In-License Agreements.

         7.2.6 The phrase "TO PHOTOGEN'S KNOWLEDGE" in this Clause 7 is to Photogen's actual knowledge based on reasonable investigation.

7.3 During the Term, Photogen shall not amend, modify, or waive any of its rights under the In-License Agreements without the prior written consent of the Management Committee (by the unanimous vote of its members).

         For the avoidance of doubt, Photogen shall not terminate any of its rights under the In-License Agreements without the prior written consent of the Management Committee (by the unanimous vote of its members).

7.4 Photogen shall indemnify and hold harmless Newco and Elan against all costs, claims and liabilities in respect of any claims or proceedings which may be taken by a third party against Newco and/or Elan, or which may arise in any way, in relation to or in connection with the In-License Agreements except for any wilful wrongful act of Elan or Newco.

         In addition, Photogen shall indemnify and hold harmless Newco and Elan against all costs, claims and liabilities in respect of any claims or proceedings which may be taken by a third party against Newco and/or Elan that any Product infringes the patent rights of such third party by virtue of the Photogen Patents or the General Nycomed Patents.

         For the avoidance of doubt, the provisions of Clause 7.9 shall not exclude or limit Newco's and Elan's rights to be fully indemnified by Photogen hereunder against the full extent of any third party claim, whether or not such third party claim, includes a claim for the recovery of consequential loss or incidental or punitive loss or damage (whether for loss of profits or otherwise).

7.5 In addition to any other indemnities provided for herein, Photogen shall indemnify and hold harmless Elan, Newco and its Affiliates and their respective employees, agents, officers and directors from and against any claims, losses, liabilities or damages (including reasonable attorney's fees and expenses) incurred or sustained by Elan or Newco arising out of or in connection with any:

         7.5.1 breach of any representation, covenant, warranty or obligation by Photogen hereunder; or

         7.5.2 act or omission on the part of Photogen or any of its respective employees, agents, officers and directors in the performance of this Agreement.

7.6 In addition to any other indemnities provided for herein, Newco shall indemnify and hold harmless Photogen and its Affiliates and their respective employees, agents, officers and directors from and against any claims, losses, liabilities or damages (including reasonable attorney's fees and expenses) incurred or sustained by Photogen arising out of or in connection with any:

         7.6.1 breach of any representation, covenant, warranty or obligation by Newco hereunder; or

         7.6.2 act or omission on the part of Newco or any of its agents or employees in the performance of this Agreement.

7.7      The Party seeking an indemnity shall:

         7.7.1 fully and promptly notify the other Party of any claim or proceeding, or threatened claim or proceeding;

         7.7.2 permit the indemnifying Party to take full care and control of such claim or proceeding;

         7.7.3 co-operate in the investigation and defence of such claim or proceeding;

         7.7.4 not compromise or otherwise settle any such claim or proceeding without the prior written consent of the other Party, which consent shall not be unreasonably withheld conditioned or delayed; and

         7.7.5 take all reasonable steps to mitigate any loss or liability in respect of any such claim or proceeding.


7.8 EXCEPT AS SET FORTH IN THIS CLAUSE 7, PHOTOGEN IS GRANTING THE LICENSE HEREUNDER ON AN "AS IS" BASIS WITHOUT REPRESENTATION OR WARRANTY WHETHER EXPRESS OR IMPLIED INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR INFRINGEMENT OF THIRD PARTY RIGHTS, AND ALL SUCH WARRANTIES ARE EXPRESSLY DISCLAIMED.

7.9 EXCEPT AS SET FORTH IN CLAUSE 7.4, NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, PHOTOGEN AND NEWCO SHALL NOT BE LIABLE TO THE OTHER BY REASON OF ANY REPRESENTATION OR WARRANTY, CONDITION OR OTHER TERM OR ANY DUTY OF COMMON LAW, OR UNDER THE EXPRESS TERMS OF THIS AGREEMENT, FOR ANY CONSEQUENTIAL, SPECIAL OR INCIDENTAL OR PUNITIVE LOSS OR DAMAGE (WHETHER FOR LOSS OF PROFITS OR OTHERWISE) AND WHETHER OCCASIONED BY THE NEGLIGENCE OF THE RESPECTIVE PARTIES, THEIR EMPLOYEES OR AGENTS OR OTHERWISE.

7.10 On the Effective Date, Newco shall open a special purpose account (the "SPECIAL PURPOSE ACCOUNT") with Bank of Bermuda and Photogen shall lodge $100,000 to the Special Purpose Account which will be held by Newco and applied by Newco to discharge the financial obligations of Photogen to Alliance set forth in the Alliance Agreement, subject to the following conditions:

         7.10.1 each payment shall be made by Newco to Alliance from the Special Purpose Account upon a determination by the Management Committee that the relevant payment is due and owing to Alliance in accordance with the Alliance Agreement;

         7.10.2 each payment shall be made by Newco to Alliance within the payment period specified for the relevant payment in the Alliance Agreement;

         7.10.3 in the event of a dispute within the Management Committee as to whether any payment described in this Clause 7.10 should be made to Alliance in accordance with the Alliance Agreement, the representatives of Elan and Photogen on the Management Committee will use best efforts to resolve such dispute swiftly PROVIDED THAT in the event that any such dispute is not settled within the Management Committee within 5 days, Elan shall have absolute discretion and full signing authority to forthwith make the relevant payment from the Special Purpose Account to Alliance;

         7.10.4 all interest which is paid by Bank of Bermuda to Newco on the Special Purpose Account shall promptly be paid by Newco to Photogen.

7.11 On the Effective Date, Photogen will deliver to Newco a fully executed irrevocable Letter of Direction to its transfer agent, Harris Trust and Savings Bank, to issue and deliver that number of shares of common stock of Photogen in the name of Alliance if and to the extent that the formula set forth in Section 9(b) of the Alliance Agreement (a copy of which will be attached to the Letter of Direction) requires the issuance of such contingent shares.

         The Letter of Direction shall be delivered by Newco to Harris Trust and Savings Bank hereunder upon a determination by the Management Committee that Photogen is obliged to deliver the shares of common stock of Photogen to Alliance in accordance with the formula set forth in
         Section 9(b) of the Alliance Agreement.

         In the event of a dispute within the Management Committee as to whether the Letter of Direction should be delivered by Newco to Harris Trust and Savings Bank hereunder, the representatives of Elan and Photogen on the Management Committee will use best efforts to resolve such dispute swiftly PROVIDED THAT in the event that any such dispute is not settled within the Management Committee within 5 days, Elan shall have absolute discretion to cause Newco to deliver the Letter of Direction to Harris Trust and Savings Bank for the purposes contemplated herein.

         If the Management Committee determines that the formula set forth in
         Section 9(b) of the Alliance Agreement does not call for the issuance of any contingent shares to Alliance, Newco shall promptly return the Letter of Direction to Photogen.

8.       TERM AND TERMINATION

8.1 The term of this Agreement shall commence as of the Effective Date and shall, subject to the rights of termination outlined in this Clause 8, expire on a Product-by-Product basis and on a country-by-country basis on the last to occur of:

         8.1.1 [****] starting from the date of the launch of the Product in the country concerned; or

         8.1.2 the date of expiration of the last to expire of the patents included in the Elan Patents and the Elan Improvements and/or the Photogen Patents and the Photogen Improvements

("THE TERM")

8.2 If either Party commits a Relevant Event, the other Party shall have, in addition to all other legal and equitable rights and remedies hereunder, the right to terminate this

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[****]   REPRESENTS MATERIAL WHICH HAS BEEN REDACTED PURSUANT TO A REQUEST
         FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

         Agreement upon 30 days' prior written notice to the defaulting Party.

8.3 For the purpose of this Clause 8, a "RELEVANT EVENT" is committed or suffered by a Party if:

         8.3.1 it commits a material breach of its obligations under this Agreement and fails to remedy it within 60 days of being specifically required in writing to do so by the other Party; provided, that if the breaching Party has proposed a course of action to rectify the breach and is acting in good faith to rectify same but has not cured the breach by the 60th day, such period shall be extended by such period as is reasonably necessary to permit the breach to be rectified;

         8.3.2 a distress, execution, sequestration or other process is levied or enforced upon or sued out against a material part of its property which is not discharged or challenged within 30 days;

         8.3.3 it is unable to pay its debts in the normal course of business;

         8.3.4 it ceases wholly or substantially to carry on its business, otherwise than for the purpose of a reconstruction or amalgamation, without the prior written consent of the other Party (such consent not to be unreasonably withheld);

         8.3.5 the appointment of a liquidator, receiver, administrator, examiner, trustee or similar officer of such Party or over all or substantially all of its assets under the law of any applicable jurisdiction, including without limitation, the United States of America, Bermuda or Ireland;

         8.3.6 an application or petition for bankruptcy, corporate re-organisation, composition, administration, examination, arrangement or any other procedure similar to any of the foregoing under the law of any applicable jurisdiction, including without limitation, the United States of America, Bermuda or Ireland, is filed, and is not discharged within 60 days, or a Party applies for or consents to the appointment of a receiver, administrator, examiner or similar officer of it or of all or a material part of its assets, rights or revenues or the assets and/or the business of a Party are for any reason seized, confiscated or condemned.

8.4      Upon expiration or termination of the Agreement:

         8.4.1.   any sums that were due from Newco to Photogen on Net
                  Sales in the Territory or in such particular country or countries in the Territory (as the case may be) prior to the expiration or termination of this Agreement as set forth herein shall be paid in full within 60 days after the expiration or termination of this Agreement for the Territory or for such particular country or countries in the Territory (as the case may be);

         8.4.2 any provisions that expressly survive termination or expiration of this Agreement, including without limitation this Clause 8, shall remain in full force and effect;

         8.4.3 all representations, warranties and indemnities shall insofar as are appropriate remain in full force and effect;

         8.4.4 the rights of inspection and audit set out in Clause 6 shall continue in force for a period of one year; and

         8.4.5 all rights and licenses granted pursuant to this Agreement and to the Photogen Intellectual Property pursuant to the JDOA (including the rights of Newco pursuant to Clause
                  11 of the JDOA) shall cease for the Territory or for such particular country or countries in the Territory (as the case may be) and shall revert to or be transferred to Photogen, and Newco shall not thereafter use in the Territory or in such particular country or countries in the Territory (as the case may be) any rights covered by this Agreement;

         8.4.6 subject to Clause 8.4.7 and to such license, if any, granted by Newco to Photogen pursuant to the provisions of Clause 12 of the JDOA, all rights to Newco Intellectual Property shall be transferred to and jointly owned by Photogen and Elan and may be exploited by both Elan and Photogen separately pursuant to a perpetual [****], world-wide fully paid license granted to each of Elan and Photogen with the right to sublicense;

         8.4.7 the rights of permitted third party sub-licensees in and to the Photogen Intellectual Property shall survive the termination of the license and sublicense agreements granting said intellectual property rights to Newco; and Newco, Elan and Photogen shall in good faith agree upon the form most advantageous to Elan and Photogen in which the rights of Newco under any such licenses and sublicenses are to be held (which form may include continuation of Newco solely as the holder of such licenses or assignment of such rights to a third party or parties, including an assignment to both Elan and Photogen).

                  Any sublicense agreement between Newco and such permitted sublicensee shall permit an assignment of rights by Newco and shall contain appropriate confidentiality provisions.

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         SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

9        CONFIDENTIAL INFORMATION

9.1 The Parties agree that it will be necessary, from time to time, to disclose to each other confidential and proprietary information, including without limitation, inventions, works of authorship, trade secrets, specifications, designs, data, know-how and other proprietary information relating to the Field, the Products, processes, services and business of the disclosing Party.

         The foregoing shall be referred to collectively as "CONFIDENTIAL INFORMATION".

9.2 Any Confidential Information disclosed by one Party to another Party shall be used by the receiving Party exclusively for the purposes of fulfilling the receiving Party's obligations under this Agreement and the JDOA and for no other purpose.

9.3 Each Party shall disclose Confidential Information of the other Party only to those employees, representatives and agents requiring knowledge thereof in connection with fulfilling the Party's obligations under this Agreement. Each Party further agrees to inform all such employees, representatives and agents of the terms and provisions of this Agreement and their duties hereunder and to obtain their agreement hereto as a condition of receiving Confidential Information. Each Party shall exercise the same standard of care as it would itself exercise in relation to its own confidential information (but in no event less than a reasonable standard of care) to protect and preserve the proprietary and confidential nature of the Confidential Information disclosed to it by the other Party. Each Party shall, upon request of the other Party, return all documents and any copies thereof containing Confidential Information belonging to, or disclosed by, such other Party.

9.4 Any breach of this Clause 9 by any person informed by one of the Parties is considered a breach by the Party itself.

9.5      Confidential Information shall not be deemed to include:

         9.5.1    information that is in the public domain;

         9.5.2 information which is made public through no breach of this Agreement;

         9.5.3 information which is independently developed by a Party as evidenced by such Party's records;

         9.5.4 information that becomes available to a Party on a non-confidential basis, whether directly or indirectly, from a source other than a Party, which source did not acquire this information on a confidential basis; or

         9.5.5 information which the receiving Party is required to disclose pursuant to:

                  (i) a valid order of a court or other governmental body; or

                  (ii)     any other requirement of law;

                  provided that if the receiving Party becomes legally required to disclose any Confidential Information, the receiving Party shall give the disclosing Party prompt notice of such fact so that the disclosing Party may obtain a protective order or other appropriate remedy concerning any such disclosure. The receiving Party shall fully co-operate with the disclosing Party in connection with the disclosing Party's efforts to obtain any such order or other remedy. If any such order or other remedy does not fully preclude disclosure, the receiving Party shall make such disclosure only to the extent that such disclosure is legally required.

9.6 The provisions relating to confidentiality in this Clause 9 shall remain in effect during the term of this Agreement, and for a period of [****] following the expiration or earlier termination of this Agreement.

9.7 The Parties agree that the obligations of this Clause 9 are necessary and reasonable in order to protect the Parties' respective businesses, and each Party agrees that monetary damages would be inadequate to compensate a Party for any breach by the other Party of its covenants and agreements set forth herein.

         Accordingly, the Parties agree that any such violation or threatened violation shall cause irreparable injury to a Party and that, in addition to any other remedies that may be available, in law and equity or otherwise, each Party shall be entitled to obtain injunctive relief against the threatened breach of the provisions of this Clause 9, or a continuation of any such breach by the other Party, specific performance and other equitable relief to redress such breach together with its damages and reasonable counsel fees and expenses to enforce its rights hereunder, without the necessity of proving actual or express damages.

10       GOVERNING LAW AND ARBITRATION

10.1 This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

10.2 The Parties will attempt in good faith to resolve any dispute arising out of or relating to this Agreement promptly by negotiation between executives of the Parties. In the event that such negotiations do not result in a mutually acceptable resolution, the Parties agree to consider other dispute resolution mechanisms including mediation.

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         FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE
         SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

         In the event that the Parties fail to agree on a mutually acceptable dispute resolution mechanism within 180 days of written notice of a dispute by one Party to the other Party, any such dispute shall be finally settled by arbitration pursuant to Clause 10.3.

10.3 Save any dispute under Clause 6.2 which will be resolved in accordance with the provisions of Clause 6.2, any dispute under this Agreement which is not settled by mutual consent under Clause 10.2 shall be finally settled by binding arbitration, conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association by one arbitrator appointed in accordance with said rules. Such arbitrator shall be reasonably satisfactory to each of the Parties; provided, that if the Parties are unable to agree upon the identity of such arbitrator within 15 days of demand by either Party, then either Party shall have the right to petition a presiding justice of the Supreme Court of New York, New York County, to appoint an arbitrator.

         The arbitration shall be held in New York, New York.

         The arbitrator shall determine what discovery will be permitted, consistent with the goal of limiting the cost and time which the Parties must expend for discovery; provided the arbitrator shall permit such discovery as he deems necessary to permit an equitable resolution of the dispute.

         Any written evidence originally in a language other than English shall be submitted in English translation accompanied by the original or a true copy thereof.

         The costs of the arbitration, including administrative and arbitrator's fee, shall be shared equally by the Parties and each Party shall bear its own costs and attorneys' and witness' fees incurred in connection with the arbitration.

         In rendering judgement, the arbitrator shall be instructed by the Parties that he shall be permitted to select solely from between the proposals for resolution of the relevant issue presented by each Party, and not any other proposal.

         A disputed performance or suspended performances pending the resolution of the arbitration must be completed within 30 days following the final decision of the arbitrator or such other reasonable period as the arbitrator determines in a written order.

         The Parties will co-operate and use reasonable efforts to ensure that any arbitration any arbitration hereunder shall be completed swiftly and in any event within one year from the filing of notice of a request for such arbitration.

         The arbitration proceedings and the decision shall not be made public without the joint consent of the Parties and each Party shall maintain the confidentiality of such proceedings and decision unless otherwise permitted by the other Party.

         The Parties agree that the decision shall be the sole, exclusive and binding remedy between them regarding any and all disputes, controversies, claims and counterclaims presented to the arbitrator. Application may be made to any court having jurisdiction over the Party (or its assets) against whom the decision is rendered for a judicial recognition of the decision and an order of enforcement.


11       IMPOSSIBILITY OF PERFORMANCE - FORCE MAJEURE

         Neither Photogen nor Newco shall be liable for delay in the performance of any of its obligations hereunder if such delay results from causes beyond its reasonable control, including, without limitation, acts of God, fires, strikes, acts of war, intervention of a government authority, but any such delay or failure shall be remedied by such Party as soon as practicable.

12       ASSIGNMENT

         This Agreement may not be assigned by either Party without the prior written consent of the other, save that either Party may assign this Agreement to its Affiliates or subsidiaries without such prior written consent provided that such assignment does not have any adverse tax consequences on the other Party and that the assignee shall be obligated to the other Party for all of the assignor Party's obligations hereunder which assignee shall be capable of fulfilling such obligations.

13       NOTICES

13.1 Any notice to be given under this Agreement shall be sent in writing in English by registered airmail or telefaxed to the following addresses:

         If to Newco at:

         Clarendon House,
         2 Church Street,
         Hamilton,
         Bermuda,
         Attention: Secretary
         Telephone: 441 292 9169
         Fax:       441 292 2224

         with a copy to Elan at:

         Elan Corporation, plc
         Lincoln House,

         Lincoln Place,
         Dublin 2,
         Ireland.

         Attention: Vice President, General Counsel,
         Elan Pharmaceutical Technologies,
         a division of Elan Corporation, plc
         Telephone:  + 353 1 709 4000
         Telefax:    + 353 1 709 4124

         If to Photogen at:
         7327 Oak Ridge,
         Knoxville,
         TN. 3793
         USA.

         Attn: Chief Executive Officer
         Telephone  001 423 769 4011
         Fax:       001 423 769 4013

         with a copy to:

         Grippo & Elden
         Suite 3600
         227 West Monroe
         Chicago
         Illinois 60606
         USA

         Attention:  Theodore W Grippo
         Telephone   001 312 704 7720
         Fax:        001 312 558 1195

         If to Elan at:

         Elan Corporation, plc
         Lincoln House,
         Lincoln Place,
         Dublin 2,
         Ireland.

         Attention: Vice President, General Counsel,
         Elan Pharmaceutical Technologies,
         a division of Elan Corporation, plc
         Telephone:  + 353 1 709 4000

         Telefax:    + 353 1 709 4124

         or to such other address(es) and telefax numbers as may from time to time be notified by either Party to the other hereunder.

13.2 Any notice sent by mail shall be deemed to have been delivered within seven 7 working days after dispatch and any notice sent by telex or telefax shall be deemed to have been delivered within twenty 24 hours of the time of the dispatch. Notice of change of address shall be effective upon receipt.

14       MISCELLANEOUS

14.1     WAIVER:

         No waiver of any right under this Agreement shall be deemed effective unless contained in a written document signed by the Party charged with such waiver, and no waiver of any breach or failure to perform shall be deemed to be a waiver of any other breach or failure to perform or of any other right arising under this Agreement.

14.2     SEVERABILITY:

         If any provision in this Agreement is agreed by the Parties to be, or is deemed to be, or becomes invalid, illegal, void or unenforceable under any law that is applicable hereto:

         14.2.1 such provision will be deemed amended to conform to applicable laws so as to be valid and enforceable; or

         14.2.2 if it cannot be so amended without materially altering the intention of the Parties, it will be deleted, with effect from the date of such agreement or such earlier date as the Parties may agree, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not be impaired or affected in any way.

14.3     FURTHER ASSURANCES:

         At the request of any of the Parties, the other Party or Parties shall (and shall use reasonable efforts to procure that any other necessary parties shall) execute and perform all such documents, acts and things as may reasonably be required subsequent to the signing of this Agreement for assuring to or vesting in the requesting Party the full benefit of the terms hereof.

14.4     SUCCESSORS:

         This Agreement shall be binding upon and enure to the benefit of the Parties hereto, their successors and permitted assigns.

14.5     NO EFFECT ON OTHER AGREEMENTS/CONFLICT:

         No provision of this Agreement shall be construed so as to negate, modify or affect in any way the provisions of any other agreement between the Parties unless specifically referred to, and solely to the extent provided herein.

         In the event of a conflict between the provisions of this Agreement and the provisions of the JDOA, the terms of the JDOA shall prevail unless this Agreement specifically provides otherwise.

14.6     AMENDMENTS:

         No amendment, modification or addition hereto shall be effective or binding on any Party unless set forth in writing after the Effective Date and executed by a duly authorised representative of each Party.

14.7     COUNTERPARTS:

         This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute this Agreement.

14.8     GOOD FAITH:

         Each Party undertakes to do all things reasonably within its power which are necessary or desirable to give effect to the spirit and intent of this Agreement.

14.9     NO RELIANCE:

         Each Party hereby acknowledges that in entering into this Agreement it has not relied on any representation or warranty save as expressly set out herein or in any document referred to herein.

14.10    RELATIONSHIP OF THE PARTIES:

         Nothing contained in this Agreement is intended or is to be construed to constitute Photogen and Newco as partners, or Photogen as an employee of Newco, or Newco as an employee of Photogen.

         Neither Party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other Party or to bind the other

         Party to any contract, agreement or undertaking with any third party.


                                SCHEDULE I
                                ----------

                PHOTOGEN PATAENTS AND PHOTOGEN KNOW-HOW

                            PHOTOGEN PATENTS
                            ----------------

[****]


                            PHOTOGEN KNOW-HOW
                            -----------------

[****]


----------------

[****] REPRESENTS MATERIAL WHICH HAS BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                   SCHEDULE 2

                          GENNYC INTELLECTUAL PROPERTY
                                     [****]


----------------

[****] REPRESENTS MATERIAL WHICH HAS BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

IN WITNESS WHEREOF the Parties hereto have executed this Agreement.

SIGNED BY                              /s/ John Smolik
for and on behalf of
PHOTOGEN TECHNOLOGIES, INC


SIGNED BY                              /s/ John Smolik
For and on behalf of
PHOTOGEN NEWCO LIMITED


AGREED TO AND ACCEPTED BY              /s/ Kevin Insley
ELAN PHARMA INTERNATIONAL LIMITED